Exhibit 11.1

                         ATLANTIC BEVERAGE COMPANY, INC.

                        COMPUTATION OF EARNINGS PER SHARE
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                                                                                                        For the
                                                                                                     Three Months
                                                                                                         Ended
                                                                                                       March 31,
                                                                                                        1996
NET INCOME                                                                                        $        223,355
                                                                                                  ================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                               2,950,423

NET INCOME PER COMMON SHARE                                                                             $     .08
                                                                                                        =========

COMPUTATION OF WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING:

       Shares outstanding as of December 31, 1995:                                                       2,727,955

       Less:  Treasury stock                                                                              (408,038)

       Add:  2,765,549 shares issued in private placement on
                 March 15, 1996, outstanding 16 out of 91 days                                             486,250

       Add:  50,000 shares issued to sellers of Prefco, Inc. on
                 March 15, 1996, outstanding 16 out of 91 days                                               8,791

       Add:  400,001 shares issued to sellers of Carlton Foods, Inc.
                 on March 15, 1996, outstanding 16 out of 91 days                                           70,330

       Add:  205,517 shares issued to equipment noteholders on
                 March 15, 1996, outstanding 16 out of 91 days                                              36,135

       Impact of dilutive stock options as of March 31, 1996                                                29,000
                                                                                                  ----------------

                                                                                                         2,950,423
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